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                         [ERNST & YOUNG LLP LETTERHEAD]

                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference of our report dated February 23, 1996, except for Note O, as to which the date is March 28, 1996, with respect to the consolidated financial statements of MWC Holdings, Inc. filed with the Securities and Exchange Commission in the Registration Statement (Form S-4 No. 333-34313) incorporated by reference in the Registration Statement (Form S-8 No. 333-39427) pertaining to the Hayes Wheels International, Inc. 1996 Stock Option Plan.


                                          ERNST & YOUNG LLP

Detroit, Michigan

November 7, 1997